CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Supplement dated July 1, 1999 to the Prospectus dated May 21, 1999 ("Supplement") and Statement of Additional Information constituting parts of this Post-Effective Amendment
No. 29 to the Nations Institutional Reserves Registration Statement on Form N-1A (the "Registration Statement") of our reports date April 22, 1999, relating to the financial statement and financial highlights appearing in the February 28, 1999 Annual Reports to Shareholders of the Pacific Horizon Capital Income fund, Pacific Horizon Blue Chip Fund, Pacific Horizon Asset Allocation Fund, Pacific Horizon Intermediate Bond Fund, Pacific Horizon California Municipal Bond Fund, and Pacific Horizon California Tax-Exempt Money Market Fund, six of the seventeen portfolios comprising the Pacific horizon funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the "Financial Highlights" in the Supplement and under the heading "Report, experts and Financial Information" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
New York, New York
July 1, 1999